EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 1, 2022 (the “Effective Date”), by and between Nocopi Technologies, Inc., a Maryland corporation (the “Company”), and the purchasers listed on Schedule A hereto (each a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company and Purchasers desire to enter into this Agreement, pursuant to which the Company agrees to sell, and the Purchasers agree to purchase, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, the Company shall consummate, prior to the closing of the transactions described herein, a reverse stock split of its shares of Common Stock on the basis of one such share for each ten issued and outstanding shares thereof (the “Reverse Stock Split”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. STOCK PURCHASE REQUIREMENT. Upon the closing of the transactions described herein (the “Closing”), each Purchaser shall purchase, subject to the terms and conditions set forth in this Agreement, in an offering (the “Offering”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, and Rule 506 promulgated thereunder, that number of shares (as adjusted for the Reverse Stock Split), rounded down to avoid fractional shares (the “Shares”), determined by dividing the amount set forth opposite each Purchaser’s name in Schedule A (as to each Purchaser, the “Purchase Price”) at a price per share of $1.40, as adjusted for the Reverse Stock Split (the “Per Share Price”).

2. AGREEMENT TO SELL AND PURCHASE.

2.1 Closing. At the Closing, each Purchaser agrees to purchase, and the Company agrees to offer, issue and sell to such Purchaser, subject to the terms and conditions set forth in this Agreement, its respective Shares at the Per Share Price. Upon written notice from (or on behalf of) the Company to each Purchaser (the “Closing Notice”) at least ten Business Days prior to the date that the Company reasonably expects all conditions to the Closing to be satisfied (the “Expected Closing Date”), each Purchaser shall deliver to the Company on the Expected Closing Date, such Purchaser’s Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing. If the Offering is not consummated within five Business Days of the Expected Closing Date, the Company shall return to each Purchaser its respective Purchase Price by wire transfer of United States dollars in immediately available funds to an account specified by each Purchaser. For purposes of this Agreement, “Business Day” means any day, except Saturday or Sunday, on which banks are not required or authorized to close in New York, New York.

2.2 Closing Date. The Closing shall take place at the date and time set forth in the Closing Notice at the offices of Greenberg Traurig, P.A., 333 S.E. 2nd Avenue, Miami, FL 33131, or such other time or place as the Company and the Purchasers may mutually agree (the date of such Closing is hereinafter referred to as the “Closing Date”). Promptly following the Closing, subject to the terms and conditions set forth in this Agreement and in consideration of the payment by each Purchaser of the aggregate Purchase Price for the Shares to be purchased by such Purchaser at such Closing, the Company (or its transfer agent) will deliver the Shares to such Purchaser.

2.3 Deliveries at Closing by Company. At the Closing, and upon satisfaction or waiver of the conditions set forth in Section 5, the Company shall deliver to Purchasers the instruments, consents, certificates and other documents required of the Company pursuant to Section 5.1.

2.4 Actions at Closing. At the Closing, (to take place following the satisfaction or waiver of the conditions set forth in Section 5), the Company shall instruct its transfer agent to deliver, on an expedited basis, to each Purchaser a certificate evidencing such Purchaser’s Shares, registered in the name of such Purchaser, or, at the election of such Purchaser, evidence of the issuance of such Purchaser’s Shares hereunder as held in DRS book-entry form by the Transfer Agent and registered in the name of such Purchaser, which evidence shall be reasonably satisfactory to such Purchaser.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

On the date hereof, the Company hereby represents and warrants to Purchasers that the representations and warranties in Section 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6 are true and correct as of the date hereof.

3.1 Organization; Good Standing. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to enter into and perform its obligations under this Agreement.

3.2 Authorization and Description of Securities. The Shares have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company that have not been duly and validly waived in writing as of the date of this Agreement. No holder of Shares will be subject to personal liability by reason of being such a holder.

3.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, and the performance of all obligations of the Company hereunder has been taken. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

3.4 Non-Contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default (a) of any provision of its certificate of incorporation or bylaws (except to the extent related to the number of authorized shares of capital stock, until the occurrence of the Reverse Stock Split), or (b) in any material respect of any provision of (i) any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or (ii) any federal or state statute, rule or regulation applicable to the Company. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement or the consummation of the sale and issuance of Shares contemplated by this Agreement, except for the filing of notices of the sale of Shares pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws. The Company is not in violation or default (a) of any provision of its certificate of incorporation or bylaws, or (b) in any material respect of any provision of (i) any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or (ii) any federal or state statute, rule or regulation applicable to the Company.

3.5 Private Placement. Assuming the accuracy of the representations, warranties and covenants of each Purchaser set forth in Section 4 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers under this Agreement.

3.6 SEC Documents. The Company has made available to each Purchaser (including via the U.S. Securities and Exchange Commission’s (the “SEC’s”) EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Company with the SEC prior to the date of this Agreement (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents.

3.7 Closing Date Representations. On the Closing Date, the Company hereby represents and warrants to Purchasers that the following representations and warranties are true and correct as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties of the Company are true and correct as of such earlier date).

(a) Organization; Qualification. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to enter into and perform its obligations under this Agreement.

(b) Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(c) Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(d) Valid Issuance of Shares. The Shares that are being purchased by Purchasers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be transferred to Purchasers free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under applicable state and federal securities laws, and (b) any liens, encumbrances or restrictions on transfer that are created or imposed by Purchasers. Subject in part to the truth and accuracy of Purchasers’ representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws.

(e) Non-Contravention. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the sale and issuance of Shares contemplated by this Agreement, except for the filing of notices of the sale of Shares pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws. The Company is not in violation or default (a) of any provision of its certificate of incorporation or bylaws, or (b) in any material respect of any provision of (i) any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or (ii) any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (i) a default in any material respect of any such instrument, judgment, order, writ or decree or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company.

(f) SEC Documents. The Company has made available to each Purchaser (including via the SEC’s EDGAR system) a true, correct and complete copy of the SEC Documents. None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

4.1 Requisite Power and Authority. Each Purchaser hereby represents and warrants to the Company, severally but not jointly, and solely with respect to such Purchaser that: All action on the part of such Purchaser, its officers, directors, managers, partners and equityholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of such party hereunder occurring at or prior to the Closing has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of such party, enforceable against such party in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2 Closing Date Representations. On the Closing Date, each Purchaser hereby represents and warrants to the Company, severally but not jointly, and solely with respect to such Purchaser as follows:

(a) Requisite Power and Authority. All action on the part of such Purchaser, its officers, directors, managers, partners and equityholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of such party hereunder occurring at or prior to the Closing has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of such party, enforceable against such party in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Investment Representations. Such Purchaser understands that the Shares have not been registered under the Securities Act. Such Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser’s representations contained in this Agreement. Such Purchaser hereby represents and warrants, solely as to such Purchaser, as follows:

(i) Purchaser Bears Economic Risk. Such Purchaser is an investor in securities of companies that are thinly traded on the OTC Markets and qualify as a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, that chooses to prepare the disclosure in the SEC Documents relying on scaled disclosure requirements for smaller reporting companies in Regulation S-K and in Article 8 of Regulation S-X, and such Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of the transactions contemplated by this Agreement and any investment in the Shares, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, including any investment in the Shares. Such Purchaser acknowledges that this Agreement and any acquisition of Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to undertake the transactions contemplated by this Agreement and hold any Shares for an indefinite period of time and to suffer a complete loss of its investment.

(ii) Acquisition for Own Account. Such Purchaser is acquiring the Shares for investment for such Purchaser’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same and such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the foregoing.

(iii) Purchaser Can Protect Its Interest. Such Purchaser represents that by reason of its, or of its management’s, business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(iv) Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

(v) Company Information. Such Purchaser has received and read the SEC Documents, including the Company’s financial statements, and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Such Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment. The foregoing does not modify the representations and warranties of the Company set forth in Section 3 of this Agreement or the right of the Purchasers to rely thereon.

(vi) Rule 144. Such Purchaser acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of securities subscribed for in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of securities being sold during any three-month period not exceeding specified limitations.

(vii) Residence. If such Purchaser is an individual, then such Purchaser resides in the state or province identified in the address of such Purchaser set forth on the signature pages hereto; if such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its principal place of business is identified in the address or addresses of such Purchaser set forth on the signature pages hereto.

(c) Transfer Restrictions. Purchasers acknowledge and agree that:

(i) the Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, to the Company or to an affiliate (as such terms are used in and construed under Rule 405 under the Securities Act) of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement (as defined below) and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(ii) so long as is required by this Section 4.2(c), a legend shall be imprinted on any of the Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(iii) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.2(c)(ii) hereof), (a) while a registration statement (including the Registration Statements (as defined in the Registration Rights Agreement)) covering the resale of such security is effective under the Securities Act, (b) following any sale of such Shares pursuant to Rule 144, (c) if such

Shares are eligible for sale under Rule 144 without the need to comply with the current information requirement contained in Rule 144(c), or (d) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to its transfer agent or the Purchaser if required by the transfer agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively.

5. CONDITIONS TO CLOSING.

5.1 Conditions to Purchasers’ Obligations at the Closing. Purchasers’ obligations to subscribe for the Shares at the Closing are subject to the satisfaction (or waiver by Purchaser), at or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all respects as of the Closing Date, except in each case, for those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of such date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it at or prior to the Closing Date.

(b) Legal Investment. On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, except for any such consents, permits and waivers as may be properly obtained subsequent to the Closing.

(d) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, except for any such consents, permits and waivers as may be properly obtained subsequent to the Closing.

(e) Registration Rights Agreement. The Company shall have delivered to the Purchasers a duly executed copy of the Registration Rights Agreement (as defined below).

(f) Reverse Stock Split. The Company shall have consummated the Reverse Stock Split.

(g) Financials. The Company shall not have incurred any material debt obligations (or entered into any agreement in connection therewith) since March 31, 2022.

5.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell to each Purchaser its respective Shares at the Closing is subject to the satisfaction (or waiver by the Company), on or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True. The representations and warranties in Section 4 made by Purchasers shall be true and correct in all respects as of the Closing Date.

(b) Performance of Obligations. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchasers on or before the Closing Date.

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

6. COVENANTS. From and after the Closing Date:

6.1 Registration Rights. The Shares shall be “Registrable Securities” pursuant to that certain Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Purchasers (the “Registration Rights Agreement”).

6.2 Reports Under Exchange Act. With a view to making available to Purchasers the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit Purchasers to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available at all times adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to Purchasers, so long as each Purchaser owns any Registrable Securities (as defined in the Registration Rights Agreement), forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies) and (ii) such other information as may be reasonably requested in availing such Purchaser of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act).

6.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market on which the Common Stock is listed such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

6.4 Securities Laws Disclosure; Publicity. The Company shall, on or before the time required under the Exchange Act or other applicable law, file a Current Report on Form 8-K, including copies of this Agreement and the Registration Rights Agreement (or the forms thereof) as exhibits thereto, with the SEC within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, agents, employees or affiliates on the one hand, and any of the Purchasers or any of their affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

7. MISCELLANEOUS.

7.1 Costs and Expenses. The Company agrees to pay (or reimburse each Purchaser, as applicable) all reasonable and documented costs and expenses in connection with preparation, negotiation and execution of this Agreement.

7.2 Governing Law. This Agreement and any questions related thereto shall be subject to the laws of New York excluding its conflict of law rules that would apply the application of the laws of any other jurisdiction, unless otherwise stated herein with respect to U.S. securities laws.

7.3 Jurisdiction. The ordinary courts at the place of the registered offices of the Company shall have exclusive jurisdiction with regard to any dispute arising between the parties hereto out or in connection with this Agreement (including a dispute regarding the construction and validity thereof).

7.4 Survival. The representations and warranties of the Company and Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Purchasers or the Company.

7.5 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor any Purchaser shall have the right to assign this Agreement without the prior written consent of the other party; provided, however, that each Purchaser may assign its rights and obligations under this Agreement to any other member of the corporate group of which it is a member.

7.6 Entire Agreement. This Agreement, together with the Registration Rights Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.7 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7.8 Amendment and Waiver. This Agreement may be amended or modified, and the rights and the obligations of the Company and the rights and obligations of Purchasers may be waived, only upon the written consent of the Company and Purchasers.

7.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or waiver of or acquiescence in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies afforded to a party under this Agreement shall be cumulative and not alternative.

7.10 Notices. All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by electronic mail or facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

To the Company:	Nocopi Technologies, Inc. 480 Shoemaker Road, Suite 104 King of Prussia, PA 19406 Attention: Michael A. Feinstein
With a copy to:	David M. Bovi, P.A. 2855 PGA Blvd., Suite 150 Palm Beach Gardens, Florida 33410 Attention: David M. Bovi
To any Purchaser:	To the address(es) set forth on the signature pages hereto.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) when delivered if personally delivered on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day of receipt if sent by overnight courier or facsimile; or (c) on the Business Day of receipt if sent by mail.

7.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Any or all parties may execute this Agreement by facsimile signature or scanned signature in PDF format and any such facsimile signature or scanned signature, if identified, legible and complete, shall be deemed an original signature and each of the parties is hereby authorized to rely thereon.

7.13 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.13 being untrue.

7.14 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

7.15 No Commitment for Additional Financing. The Company acknowledges and agrees that Purchasers have not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by Purchasers and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other future financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

7.16 No Waiver. The failure of any party to enforce any of the provisions of this Agreement or any rights with respect thereto shall in no way be considered as a waiver of such provisions or rights or in any way to affect the validity of this Agreement. The waiver of any breach of this Agreement by any party hereto shall not be construed as a waiver of any other prior or subsequent breach.

7.17 Termination.

(a) The parties hereto may terminate this Agreement by mutual written agreement.

(b) Any Purchaser may, at its sole discretion, terminate this Agreement by providing written notice to the Company if the Closing has not occurred by September 15, 2022.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:
Nocopi Technologies, Inc.

Signature:	/s/ Michael A. Feinstein
Print Name: Michael A. Feinstein
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PURCHASER:
MSL 18 HOLDINGS LLC

Signature:	/s/ Michael S. Liebowitz
Print Name: Michael S. Liebowitz
Title: Managing Member

Address for notices:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PURCHASER:
JSS VENTURES, LLC

Signature:	/s/ Joseph S. Steinberg
Print Name: Joseph S. Steinberg
Title: Manager

Address for notices:

Schedule A

Purchasers

Purchaser	Amount	Shares(1)
MSL 18 HOLDINGS LLC	$1,750,000	1,250,000
JSS VENTURES, LLC	$1,750,000	1,250,000
TOTAL	$3,500,000	2,500,000

_____________________

(1) As adjusted for the Reverse Stock Split.